UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

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HECKMANN CORPORATION

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75080 Frank Sinatra Drive

Palm Desert, California 92211

www.heckmanncorp.com

Dear Stockholder:

On behalf of the Board of Directors, I am pleased to invite you to attend the 2011 Annual Meeting of Stockholders of Heckmann Corporation (NYSE: HEK) to be held on May 16, 2011 at 1:00 p.m., Pacific Daylight Time.

One of the steps we have taken this year to reduce operating expenses is to hold a virtual Annual Meeting via the Internet. We are offering a live webcast of the Annual Meeting for our stockholders at www.virtualshareholdermeeting.com/heckmann where you will be able to listen to the Annual Meeting, vote electronically, and submit questions to Mr. Heckmann, our Chairman and Chief Executive Officer, following his report on our operations after the Annual Meeting.

In addition, we are pleased to take advantage of the United States Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this delivery process will expedite stockholders’ receipt of proxy materials. This delivery process will also lower the costs and reduce the environmental impact of our Annual Meeting. On April 4, 2011, we mailed to our stockholders of record as of March 18, 2011 a Notice of Annual Meeting of Stockholders, as well as a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement, form of proxy card and Annual Report to Stockholders for the fiscal year ended December 31, 2010. The Notice of Internet Availability of Proxy Materials also provides instructions on how to receive a paper copy of the proxy materials, including a proxy card, by mail and how to vote.

The matters to be acted upon are described in the Notice of Annual Meeting of Stockholders, the Notice of Internet Availability of Proxy Materials and in the Proxy Statement. We encourage you to carefully read these materials, as well as the Annual Report to Stockholders.

I urge you to participate in Heckmann Corporation’s Annual Meeting of Stockholders. Whether or not you plan to attend our live webcast of the Annual Meeting of Stockholders, your vote is very important and I encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet, as described in the proxy materials, or, if you received a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the envelope provided. Instructions regarding all three methods of voting are provided in the Notice of Internet Availability of Proxy Materials and on the proxy card. If you do attend the live webcast, you will of course have the right to revoke your proxy and vote your shares at that time if you so desire. If you hold your shares through an account with a broker, nominee, fiduciary or other custodian, please follow the instructions you receive from them to vote your shares.

Thank you for your ongoing support of and continued interest in Heckmann Corporation.

Sincerely,

Richard J. Heckmann

Chairman and Chief Executive Officer

75080 Frank Sinatra Drive

Palm Desert, California 92211

www.heckmanncorp.com

NOTICE OF THE 2011 ANNUAL MEETING OF STOCKHOLDERS

April 4, 2011

To our Stockholders:

Notice is hereby given that the 2011 Annual Meeting of Stockholders of Heckmann Corporation., a Delaware corporation, will be held on May 16, 2011 at 1:00 p.m., Pacific Daylight Time, via the Internet at www.virtualshareholdermeeting.com/heckmann.

Only stockholders of record that own our common stock at the close of business on March 18, 2011 are entitled to notice of and to vote at this meeting. For ten days prior to the Annual Meeting, a complete list of our stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal executive offices located at 75080 Frank Sinatra Drive, Palm Desert, California 92211.

At the meeting, we will consider the following proposals described in detail in the accompanying Proxy Statement:

1.	To elect three Class I directors to hold office for a three-year term expiring at the annual meeting of stockholders to be held in 2014 or until their respective successors are elected and qualified, or their earlier death, resignation or removal. The Board of Directors has nominated Edward A. Barkett, Lou Holtz, and Robert B. Simonds, Jr. for election as Class I directors at the meeting;

2.	To ratify the appointment of GHP Horwath, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	To hold an advisory vote on executive compensation;

4.	To hold an advisory vote on the frequency of future advisory votes on executive compensation; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 16, 2011. Our proxy statement is attached. Our financial and other information is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2010. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless specifically requested. This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the U.S. Securities and Exchange Commission, are available at www.proxyvote.com. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials. In addition, the Notice of Internet Availability of Proxy Materials provides instructions on how stockholders may request to receive proxy materials for future Annual Meeting materials in printed or email form.

YOUR VOTE IS IMPORTANT: Whether or not you plan to attend our live webcast of the Annual Meeting of Stockholders, please vote your shares by the Internet, telephone or mail in order to ensure the presence of a quorum. If you attend the live webcast, you may choose to vote your shares at that time even if you have previously voted your shares. Any proxy may be revoked by the submission of a later dated proxy or a written notice of revocation before close of the Annual Meeting of Stockholders.

Registered holders may vote:

1.	By Internet: go to www.proxyvote.com;

2.	By toll-free telephone: call 1-800-690-6903; or

3.	By mail (if you received a paper copy of the proxy materials by mail): mark, sign, date and promptly mail the enclosed proxy card in the postage-paid envelope.

Beneficial Stockholders. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares.

By Order of the Board of Directors

Damian C. Georgino

Executive Vice President, Corporate Development and Chief Legal Officer

75080 Frank Sinatra Drive

Palm Desert, California 92211

i

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75080 Frank Sinatra Drive

Palm Desert, California 92211

www.heckmanncorp.com

PROXY STATEMENT FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2011.

The accompanying proxy is solicited by the Board of Directors (“Board”) of Heckmann Corporation (the “Company”), a Delaware corporation, for use at its annual meeting of stockholders to be held on May 16, 2011 (“Annual Meeting”) via live webcast on the Internet at www.virtualshareholdermeeting.com/heckmann, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described below. We first made this proxy statement (“Proxy Statement”) and the attached proxy card available to stockholders on April 4, 2011. You are cordially invited to attend the live webcast of the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

The following matters will be considered at the Annual Meeting of Stockholders:

1.	To elect three Class I directors to hold office for a three-year term expiring at the annual meeting of stockholders to be held in 2014 or until their respective successors are elected and qualified, or their earlier death, resignation or removal. The Board of Directors has nominated Edward A. Barkett, Lou Holtz, and Robert B. Simonds, Jr. for election as Class I directors at the meeting;

2.	To ratify the appointment of GHP Horwath, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	To hold an advisory vote on executive compensation;

4.	To hold an advisory vote on the frequency of future advisory votes on executive compensation; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

HOW TO PARTICIPATE IN THE ELECTRONIC MEETING

In order to participate in this year’s Annual Meeting of Stockholders, please log on to www.virtualshareholdermeeting.com/heckmann and click on the “Investors” section and the “Annual Meeting Webcast” link at least 15 minutes prior to the start of the 1:00 p.m. Pacific Daylight Time meeting to provide time to register and download the required audio software, if needed. All stockholders will need to register by entering your name and, if you would like to ask a question during the question and answer session following the Annual Meeting presentation, you will also need to enter the control number received with your Notice of Internet Availability of Proxy Materials or, if you requested a paper copy, the proxy card. Questions that would be appropriate to raise in person and that relate to the purpose of the meeting will be accepted during the meeting. To submit questions, please access the Annual Meeting webcast and select “Ask a Question.”

The webcast replay will be available until December 31, 2011.

SOLICITATION AND VOTING

Voting Rights and Outstanding Shares

Only stockholders of record as of the close of business on March 18, 2011 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof. As of that date, we had 114,180,834 shares of common stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record as of that date is entitled to one vote for each share of common stock held by such stockholder. Our Bylaws provide that a majority of the outstanding shares of our common stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

Vote Required

If a quorum is present, the votes required for the proposals to be considered at the Annual Meeting and the treatment of abstentions and broker non-votes in respect of such proposals are as follows:

•

Proposal 1: The three nominees for Class I director receiving the highest number of votes will be elected Class I directors. Abstentions and broker non-votes will not have any effect on the election of directors. Note that if your shares are held by a broker or nominee, such broker or nominee will not have authority to vote your shares in the election of directors unless you provide instructions to him or her regarding how you would like your shares to be voted. Stockholders are not permitted to cumulate their shares for purposes of electing directors.

•

Proposals 2, 3 and 4: Our Bylaws state that each of the items brought before the stockholders at the Annual Meeting requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting. Notwithstanding the vote required by our Bylaws, please be advised that Proposal 2 (ratification of the selection of our independent registered public accounting firm), Proposal 3 (an advisory vote on executive compensation), and Proposal 4 (an advisory vote on the frequency of future advisory votes on executive compensation) are advisory only and are not binding on us. Our Board will consider the outcome of the vote on each of these proposals in considering what action, if any, should be taken in response to the advisory vote by stockholders. Abstentions will have the same effect as an “against” vote, but broker non-votes will not have any effect on the outcome of these proposals. Note that if your shares are held by a broker or nominee, such broker or nominee may exercise his or her discretion to vote your shares for Proposal 2 (ratification of the selection of our independent registered public accounting firm) but such broker or nominee will not have authority to vote your shares on Proposal 3 (an advisory vote on executive compensation) or Proposal 4 (an advisory vote on the frequency of future advisory votes on executive compensation) unless you provide instructions to him or her regarding how you would like your shares to be voted.

Solicitation of Proxies

We will bear the expense of soliciting proxies. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request that brokers and nominees who hold stock in their names furnish our proxy materials to the beneficial owners of the stock, and we will reimburse these brokers and nominees for their reasonable expenses incurred in so doing.

Voting Instructions and Revocation of Proxy

All shares of our common stock represented by properly executed proxies received before or at the Annual Meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on a proxy, the shares represented by such proxy will be voted as the Board recommends on each proposal. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Corporate Secretary of the Company a written notice revoking the proxy or a duly executed proxy with a later date, or by attending the live webcast of the Annual Meeting and voting his or her shares at that time. Attendance of the live webcast of the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

Stockholders whose shares are registered in their own names may vote (1) by returning a proxy card, (2) via the Internet, or (3) by telephone. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth in the Notice of Internet Availability of Proxy Materials and on the proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow the stockholders to vote his or her shares and confirm that his or her voting instructions have been properly recorded. If you do not wish to vote via the Internet or telephone, please complete, sign and return the proxy card.

PROPOSAL 1—ELECTION OF DIRECTORS (Item 1 on Proxy Card)

Background

We have a classified Board currently consisting of eight members, all but one of whom are non-employee directors, divided into three classes (Class I, Class II and Class III). Directors in each class are elected to serve for three-year staggered terms that expire in successive years. Our Class I directors’ terms expire this year. Accordingly, we are holding an election for our Class I directors at the Annual Meeting, with the Class I directors, if elected, to serve three-year terms.

The Board has nominated Edward A. Barkett, Lou Holtz, and Robert B. Simonds, Jr. for election as Class I directors for three-year terms expiring at the annual meeting of stockholders to be held in 2014 or until their successors are elected and qualified, or their earlier death, resignation or removal. If the nominees decline to serve or become unavailable for any reason, or if any additional vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board may designate. Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected.

Vote Required and Board Recommendation

If a quorum is present and voting, the three nominees for Class I director receiving the highest number of votes will be elected as Class I directors. Abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum, but will have no effect on the result of the vote. The biographical description, including the principal occupation of and other directorships held by each director for at least the past five years, if any, as well as the specific experience, qualifications, attributes and skills that led to the conclusion that each director should serve as a member of the Board is provided below with respect to the Class I nominees as well as the Class II and Class III directors whose terms of office will continue after the Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE.

Information Regarding Directors and Nominees

The following table sets forth information regarding our current directors, including the Class I nominees proposed to be elected at the Annual Meeting. There are no family relationships between any directors or executive officers of the Company.

Name	Position with our Company	Age	Director Since
Class I Directors Nominated for Election at the 2011 Annual Meeting of Stockholders and Whose Terms, if Elected, Will Expire at the 2014 Annual Meeting of Stockholders:

Edward A. Barkett	Director	44	2009
Lou Holtz	Director	74	2007
Robert B. Simonds, Jr.	Vice-Chairman	48	2010

Class II Directors Whose Terms Expire at the 2012 Annual Meeting of Stockholders:

J. Danforth Quayle	Director	64	2007
Andrew D. Seidel	Director	48	2008

Class III Directors Whose Terms Expire at the 2013 Annual Meeting of Stockholders:

Richard J. Heckmann	Chairman and Chief Executive Officer	67	2007
Alfred E. Osborne, Jr.	Director	66	2007
Kevin L. Spence	Director	54	2010

Edward A. Barkett has served as a director since February 2009. Mr. Barkett is the founder and currently the president of Atlas Properties, Inc., a real estate development and management firm, a position he has held since 1993. For nearly 20 years, Mr. Barkett has been actively involved in building and managing complicated businesses, and in real estate investing, development, construction, leasing, and financing throughout the United States. Mr. Barkett is also a member of the board of directors of Basha’s, Inc. the largest grocery store chain in the State of Arizona, and a member of the board of directors of the San Joaquin Partnership, a public/private economic development corporation dedicated to job creation in San Joaquin County, California. Mr. Barkett received a Bachelor of Arts degree in Economics from the University of California at Los Angeles in 1988, and Juris Doctorate and Master of Real Estate Development degrees from the University of Southern California in 1991.

We believe that Mr. Barkett’s background in real estate investing and financing provides the Board with an invaluable perspective on investing which is useful in the Company’s business of buying operating businesses. In addition, Mr. Barkett’s experience actively building and managing complicated businesses provides the Board with significant expertise relevant to the Company’s business of buying and building companies.

Lou Holtz has served as a director since May 2007. Mr. Holtz became a college football television analyst for ESPN in September 2005 after his retirement as the head football coach of the University of South Carolina in November 2004. Prior to joining the University of South Carolina in 1999, Mr. Holtz held various coaching positions, including 11 seasons at the University of Notre Dame from 1986 to 1996, two seasons at the University of Minnesota from 1984 to 1985, seven seasons at the University of Arkansas from 1977 to 1983, four seasons at North Carolina State University from 1972 to 1975 and three seasons at William and Mary College from 1969 to 1971. Mr. Holtz spent 1976 as the head coach of the New York Jets of the National Football League. Mr. Holtz is a noted motivational speaker and is the author of The Fighting Spirit. Mr. Holtz has served on many public and private companies’ boards during the past 20 years, including advisory and consulting services with United States Filter Corporation (“USFilter”) and board service with K2, Inc. (“K2”). Mr. Holtz is a nationally recognized speaker often engaged by public and private businesses, government, and military organizations to provide insight and guidance on leadership and motivational issues applicable to multiple generations of executives, managers, and employees.

We believe that as a successful coach for both collegiate and professional football for over 30 years, Mr. Holtz brings to the Board significant leadership and management skills. Mr. Holtz’s status as a national recognized speaker on leadership issues also makes him well-suited to provide the Board with guidance and insight on leadership matters facing the Company. In addition to Mr. Holtz’s ownership interest in several enterprises together with his long-time service on many public and private companies’ boards gives him substantial experience on governance matters and makes him a valuable resource to our Board.

Robert B. Simonds, Jr. has served as a director since May 2010 and as Vice Chairman since October 2010. Mr. Simonds is a long time advocate for water rights and policy issues and is currently the Chairman of the Blue Ribbon Committee of the Metropolitan Water District (“MWD”) of Southern California, the world’s largest water wholesaler, where he represented the city of Los Angeles from 2004 to 2006. His family owns and controls water rights in Arizona. MWD’s blue ribbon committee makes recommendations for new business models and strategies to position MWD to meet the region’s water-related needs for the future. Mr. Simonds is also the Chairman of the Robert Simonds Company and a seasoned producer of over 30 major motion pictures that have generated in excess of $3.5 billion in worldwide revenue. Titles in his repertoire include Cheaper by the Dozen, Herbie: Fully Loaded, Just Married, The Wedding Singer, Happy Gilmore, Billy Madison, and The Pink Panther franchise. He serves on the boards of the Yale School of Management and the California Chamber of Commerce as well as the advisory board for RAND Corporation’s Center for Global Risk and Security. He is a governor of the Natural History Museum of Los Angeles County. Mr. Simonds graduated summa cum laude from Yale University.

We believe Mr. Simonds brings extensive experience and knowledge in water rights and policy issues that are critical to the Company’s domestic and international operations focusing on buying and building companies in the water sector. In addition, Mr. Simonds’ involvement with MWD is invaluable in providing the Board with insight on the operations and strategic direction of companies in the water sector.

Directors with Terms Expiring at the 2012 Annual Meeting (Class II)

J. Danforth Quayle has served a director since May 2007. Mr. Quayle is currently the chairman of Cerberus Global Investments, a position he has held since 1999, when he joined Cerberus Capital Management, one of the world’s leading private investment firms, with over $27 billion in committed capital and offices in New York, Chicago, Los Angeles, Atlanta, London, Baarn (The Netherlands), Frankfurt, Osaka and Tokyo. As chairman of Cerberus Global Investments, Mr. Quayle has been actively involved in new business sourcing and marketing for Cerberus in North America, Asia and Europe. Prior to joining Cerberus, Mr. Quayle had served as a congressman and senator from the State of Indiana and as the 44th Vice President of the United States. During his tenure as Vice President, President George H.W. Bush named Mr. Quayle to head of the Council of Competitiveness, which worked to ensure America’s international competitiveness in the 21st century. Mr. Quayle has made official visits to numerous countries and was chairman of the National Space Council. Since leaving public office in 1993, Mr. Quayle has authored three books, including Standing Firm, A Vice-Presidential Memoir. He established and sold an insurance business in Indiana. For two years he was a distinguished visiting professor of international studies at Thunderbird, The American Graduate School of International Management in Phoenix, Arizona. Mr. Quayle is currently a director of Aozora Bank, Tokyo, Japan. In addition, Mr. Quayle has served on many public and private companies Boards’ during the past 20 years, including board and committee service with USFilter and K2.

We believe that Mr. Quayle’s broad experience, including government service, provides the Board with unique insight into leadership and oversight responsibilities. His position as Chairman of Cerberus Global Investments coupled with his active involvement in new business sourcing and marketing also makes Mr. Quayle well-suited to advise the Board on its international operations and investments. In addition, Mr. Quayle’s long-time service on public and private companies’ boards provides him with a deep understanding of issues facing public companies such as ours.

Andrew D. Seidel has served as a director since October 2008. Since 2006, Mr. Seidel has served as the Chief Executive Officer of Underground Solutions, Inc., a water infrastructure and pipeline company located in Poway, California. From 2000 to 2005, Mr. Seidel served as both Chief Executive Officer and Chief Operating Officer of USFilter, then a wholly-owned subsidiary of Veolia Environnement, SA (NYSE: VE), until its sale to Siemens, AG. Mr. Seidel also served on the Management Board of Veolia Environnement, SA from 2001 to 2004. From 1991 to 1999, Mr. Seidel served as Chief Operating Officer for the Water & Wastewater Group of US Filter. From 1990 to 1991, he was a senior consultant with Deloitte & Touche Management Consulting and from 1984 to 1989, he held various positions of increasing responsibility within the rocket motor engineering and specialty chemical divisions of Hercules, Inc. Mr. Seidel currently serves as an Advisory Council Member of Vantage Point Venture Partners, one of the largest clean technology funds in the world. Mr. Seidel has also served as a director of Aqua America (NYSE:WTR), USFilter and National Waterworks, a Thomas Lee/JP Morgan water infrastructure business that was sold to Home Depot in 2006. Mr. Seidel received his Bachelor of Science in Chemical Engineering from the University of Pennsylvania in 1984, and his Masters of Business Administration from The Wharton School, University of Pennsylvania, in 1990.

We believe that Mr. Seidel’s 19 years of water industry experience provides the Board with an invaluable perspective and expertise relevant to the Company’s business of buying and building companies in the water sector. Mr. Seidel’s experience serving with other public and private companies, including five years in executive positions with Veolia Environnement, SA, and five years in executive positions with Underground Solutions, Inc. also makes him experienced in financial accounting and SEC compliance issues and brings to the Board the insight of a business leader who has evaluated operational and business issues similar to those facing the Company.

Directors with Terms Expiring at the 2013 Annual Meeting (Class III)

Richard J. Heckmann has served our Chairman and Chief Executive Officer and as a director since May 2007. Mr. Heckmann previously served as Chairman of the board of directors and Chief Executive Officer of K2, a manufacturer of sporting goods equipment, until his retirement from K2 on August 8, 2007. K2 was acquired by Jarden Corporation on August 8, 2007. During his tenure as Chairman and Chief Executive Officer of K2 beginning in November 2002, K2 (which was in workout status at that time) more than doubled revenues, which grew from approximately $582 million for the year ended December 31, 2002 to approximately $1.4 billion for the year ended December 31, 2006 and tripled net income which grew from approximately $12.1 million for the year ended December 31, 2002 to approximately $37.7 million for the year ended December 31, 2006. Prior to his involvement in K2, Mr. Heckmann founded USFilter in 1990 and was its Chairman, Chief Executive Officer and President. Through a series of acquisitions, USFilter grew from annualized revenues of approximately $17 million in 1990 to over $5.0 billion in 1999, when it was acquired by Vivendi S.A. of Paris, France in March 1999 for approximately $8.2 billion, including the assumption of approximately $1.8 billion of debt. In addition to 40 years of executive management of large operating companies, Mr. Heckmann has extensive experience with business acquisitions. While he was with USFilter, it successfully completed more than 150 acquisitions. Mr. Heckmann was directly involved in locating targets and conducting business diligence with respect to a significant number of USFilter’s and K2’s acquisitions. During Mr. Heckmann’s tenure at K2, K2 successfully completed more than 20 acquisitions. Mr. Heckmann is also part owner of the National Basketball Association’s Phoenix Suns franchise. In 2003, Mr. Heckmann was appointed to the Corporate Accountability and Listing Standards Committee, a special governance committee of the New York Stock Exchange (“NYSE”). He also served as chairman of the Listed Company Advisory Committee of the NYSE from 2001 to 2003. Mr. Heckmann has served on many public and private company boards during the past 40 years and he currently serves on the board of directors of Jarden Corporation (NYSE: JAH).

We believe that Mr. Heckmann’s extensive experience with business acquisitions and corporate finance and past positions with K2 and USFilter provide the Board with a unique perspective on operational matters and issues involved in the Company’s businesses and strategies. His current position as our Chairman and Chief Executive Officer also brings to the Board knowledge of the day-to-day operations of the Company, which provides invaluable insight to the Board as it reviews the Company’s strategic and financial plans. Mr. Heckmann’s prior involvement with the NYSE as well as his 40 years of service on the boards of many public and private companies also gives him extensive knowledge on the operations of public companies and potential issues facing companies such as ours that are listed on the NYSE.

Alfred E. Osborne, Jr. has served as a director since May 2007. Dr. Osborne is the Senior Associate Dean at the UCLA Anderson School of Management, a position he assumed in July 2003. He has been employed as a professor at UCLA since 1972 and has served the school in various capacities over the years. Currently, he also serves as the faculty director of the Harold Price Center for Entrepreneurial Studies at UCLA, a position he has held since July 2003. Dr. Osborne is a member of the board of directors of Kaiser Aluminum, Inc., a fabricated aluminum products manufacturing company, and Wedbush, Inc., a financial services and investment firm. Dr. Osborne also serves as a director of First Pacific Advisors’ Capital, Crescent and New Income Funds. Dr. Osborne has served on many public and private company boards during the past 30 years, including service on audit and governance committees.

We believe that Mr. Osborne’s background in entrepreneurial studies at UCLA makes him well positioned to understand complex organizational, financial, and managerial issues facing growth-oriented companies which helps the Board understand issues which may exist at our Company as well as the companies that we may acquire. In addition, his service on the board of directors of financial companies provides him with an understanding of financial and accounting issues which makes him a valuable resource to our Board and the Audit Committee. His long-time service on audit and governance committees on the boards of many public and private companies brings to the Board extensive experience with audit matters and governance issues.

Kevin L. Spence has served as a director since December 2010. Mr. Spence is currently the Chief Financial Officer of Purpose Technologies, a position he has held since March 2010. He has 25 years of experience in the financial and accounting fields, with prior positions including Chief Financial Officer of Citation Technologies, Inc., a leader in online document management solutions from since 2002, and Executive Vice President and Chief Financial Officer of USFilter from January 1992 to December 2000. Prior to that, he was an audit partner with the international accounting firm of KPMG LLP. Mr. Spence was Chief Financial Officer of GreenCore Technologies, Inc. (f/k/a AquaCell Technologies, Inc.) from January 2007 to December 2008. Mr. Spence also concurrently served as President and Chief Financial Officer of Aquacell Water, Inc., a former wholly owned subsidiary of GreenCore Technologies that shared corporate offices and operated under the same executive management team as GreenCore Technologies after its spin-off in 2006. On November 7, 2008, an involuntary petition for liquidation under Chapter 7 was filed against GreenCore Technology, Inc. in the U.S. Bankruptcy Court for the District of Delaware.

We believe that Mr. Spence’s background as a present and prior Chief Financial Officer of various companies and as an audit partner at KPMG provides the board with keen insight on matters relating to strategic planning, financial reporting and financial management. Mr. Spence’s financial background and broad experience with management issues makes him a valuable resource to the Board and the Audit Committee.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We believe that effective corporate governance is critical to our long-term success and ability to create value for our stockholders. In connection with our initial public offering, or IPO, our listing on the American Stock Exchange in November 2007 and our subsequent listing on the NYSE in May 2008, and from time to time as appropriate, the Board reviewed and reviews periodically our existing corporate governance policies and practices, as well as related provisions of The Sarbanes-Oxley Act of 2002, current and proposed rules of the United States Securities and Exchange Commission (“SEC”), and the corporate governance requirements of the NYSE. Based upon its review, the Board has approved charters, policies, procedures and controls that we believe promote and enhance corporate governance, accountability, and responsibility with respect to the Company and a culture of honesty and integrity. Our corporate governance guidelines, code of business conduct and ethics, and the charters for each of our Board committees are available in the “Governance” section of our website at http://heckmanncorp.com/governance.htm, and are available free of charge upon request addressed to Corporate Secretary, Heckmann Corporation, 75080 Frank Sinatra Drive, Palm Desert, California 92211.

Director Independence

We currently have eight directors on our Board. The rules of the NYSE require listed companies to have a board of directors with at least a majority of independent directors. For a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Messrs. Barkett, Holtz, Osborne, Quayle, Simonds and Spence are independent under the NYSE rules.

Executive Sessions

NYSE rules require the Company’s non-management directors to meet at regularly scheduled executive sessions without management. Our Corporate Governance Guidelines, which are discussed more fully below under “Corporate Governance Guidelines,” provide that our non-management directors will meet in executive session without management directors or management present on a regularly scheduled basis, but not less than quarterly. We adopted our Corporate Governance Guidelines in connection with the listing of our common stock on the NYSE, which occurred on May 23, 2008. Our non-management directors held four executive sessions during 2010. The director to preside during the executive sessions is determined at the beginning of the meeting. In addition, our Audit Committee charter requires that the members of the Audit Committee meet with our independent auditors in executive session. The members of the Audit Committee held four executive sessions with our independent auditors during 2010.

Committees and Meeting Attendance

The Board has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Each of the Board committees operates under a written charter adopted by the Board. The Board committee charters are available in the “Governance” area of our website at http://heckmanncorp.com/governance.htm. Each committee consists of three persons, none of whom is employed by us and all of whom are independent under NYSE rules.

Members of the Audit Committee must also satisfy an additional SEC independence requirement, set forth in Rule 10A-3 promulgated under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than compensation in their capacity as director, or otherwise be an “affiliated person” of the Company. The Board has determined that Messrs. Osborne (Chair), Barkett, and Spence, each of whom is a member of our Audit Committee, all satisfy the heightened SEC independence requirements for Audit Committee members.

The Board and its committees meet periodically in person and via conference calls throughout the year, and also hold special meetings and act by written consent from time to time as appropriate. The Board held four meetings during 2010, and the non-management members of the Board held four executive sessions. In 2010, each director attended at least 75% of the meetings of the Board and the total number of meetings held by all Board committees on which such person served (during the periods that such person served).

The following table sets forth the three standing committees of the Board, the members of each committee during the last fiscal year and the number of meetings held by each committee.

Director	Audit Committee(1)	Compensation Committee	Nominating and Governance Committee
Edward A. Barkett	X
Lou Holtz		X	X
Alfred E. Osborne, Jr.	Chair	X	X
J. Danforth Quayle		Chair	Chair
Andrew D. Seidel
Robert B. Simonds, Jr.
Kevin L. Spence	X
Number of Meetings held in 2010	4	4	3

(1)	Mr. Spence was appointed to the Audit Committee in December 2010. Mr. Seidel is no longer a member of the Audit Committee effective November 30, 2010.

Policy Regarding Director Attendance at Annual Meetings of Stockholders

Directors are strongly encouraged to attend our annual meetings of stockholders, and we currently expect all of our directors to be in attendance at the Annual Meeting on May 16, 2011. All of our directors attended the 2010 Annual Meeting.

Audit Committee

The members of the Audit Committee are Dr. Osborne (Chair), and Messrs. Barkett and Spence. As noted above, all members of the Audit Committee meet the independence requirements of the NYSE and the additional independence requirements of the SEC. The Audit Committee’s written charter can be found in the “Governance” section of our website at http://heckmanncorp.com/governance.htm. The Audit Committee oversees our accounting and financial reporting processes, internal control systems, independent auditor relationships and the audits of our financial statements. The Audit Committee’s responsibilities include the following:

•	selecting and hiring of our independent registered public accounting firm;

•	evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•	reviewing and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	reviewing the design, adequacy, implementation and effectiveness of our internal controls established for finance, accounting, legal compliance and ethics;

•	reviewing the design, adequacy, implementation and effectiveness of our critical accounting and financial policies;

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	reviewing with management and our independent registered public accounting firm the results of our annual and quarterly financial statements;

•	reviewing with management and our independent registered public accounting firm any earnings announcements or other public announcements concerning our operating results;

•	reviewing and approving any related party transactions; and

•

overseeing, discussing with our Board, management and our independent registered public accounting firm, and, as necessary, making recommendations to our Board regarding how to address, risks relating to accounting matters, financial reporting and legal and regulatory compliance and developments, and the services provided by our independent registered public accounting firm.

Audit Committee Financial Expert. The Board has also determined that Dr. Osborne and Mr. Spence qualify as “audit committee financial experts” as defined under SEC rules and regulations. As noted above, Dr. Osborne and Mr. Spence meet the independence requirements of the NYSE and the additional independence requirements of the SEC. The Audit Committee’s report appears on page 19 of this Proxy Statement.

Compensation Committee

The members of the Compensation Committee of the Board are Mr. Quayle (Chair), Dr. Osborne, and Mr. Holtz. As noted above, all members of the Compensation Committee meet the independence requirements of the NYSE, and all are independent, outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and independent non-employee directors within the meaning of Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee’s written charter can be found in the “Governance” section of our website at http://heckmanncorp.com/governance.htm. The Compensation Committee has responsibility for the review, evaluation and approval of executive compensation, including the compensation philosophy, policies and plans for our executive officers.

On behalf of the Board, the Committee monitors and assists the Board in determining compensation for our senior management, directors and employees. The Compensation Committee’s responsibilities include the following:

•	setting performance goals for our officers and reviewing their performance against these goals;

•	reviewing and recommending compensation and benefit plans for our officers and compensation policies for the Board and members of the Board committees;

•	reviewing the terms of offer letters to and employment agreements and arrangements with our officers;

•

reviewing and discussing with the Company’s management the section of this Proxy Statement entitled “Compensation Discussion and Analysis” and determining whether to recommend to the Board that such section be included in our Proxy Statement and in our annual report on Form 10-K;

•	producing an annual report on executive compensation for inclusion in our Proxy Statement; and

•

overseeing, discussing with our Board and management, and, as necessary, making recommendations to the Board regarding how to address, risks relating to employment policies and the Company’s compensation and benefits systems. To assist it in satisfying these oversight responsibilities, the Compensation Committee meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions being made.

The Board and the Compensation Committee do not discuss or make decisions regarding an executive officer’s compensation in the presence of such executive officer. Except for consulting with the Chairman and Chief Executive Officer, our executive officers, including the named executive officers (as defined below under “Executive Compensation—Compensation Discussion and Analysis”), do not have any role in determining the form or amount of compensation paid to our named executive officers. However, our Chairman and Chief Executive Officer does make recommendations to the Compensation Committee with respect to compensation paid to the other executive officers. For more information on the responsibilities and activities of the Compensation Committee, including the committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis” appearing on page 25 and the Compensation Committee’s report on page 28 of this Proxy Statement. The Compensation Committee did not engage any compensation consultants during 2010.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are Mr. Quayle (Chair), Mr. Holtz and Dr. Osborne. As noted above, all members of the Nominating and Governance Committee meet the independence requirements of the NYSE. The Nominating and Governance Committee’s written charter can be found in the “Governance” section of our website at http://heckmanncorp.com/governance.htm. On behalf of the Board, the Nominating and Governance Committee assists the Board by identifying individuals qualified to become directors consistent with criteria established by the Board. The Nominating and Governance Committee’s responsibilities include the following:

•	evaluating the composition, size and governance of the Board and its committees and making recommendations regarding future planning and the appointment of directors to committees of our Board;

•	administering a policy for considering nominees for election to the Board;

•	overseeing our director’s performance and self-evaluation process;

•	developing continuing education programs for the Board;

•	reviewing our corporate governance principles and providing recommendations to the Board regarding possible changes; and

•

overseeing, discussing with our Board and management, and, as necessary, making recommendations to the Board regarding how to address, risks relating to management and Board succession planning, ethics, corporate governance and business practices.

Selection of Board Nominees

The Nominating and Governance Committee reviews the qualifications of potential director candidates in accordance with its charter and our Corporate Governance Guidelines, which are discussed below.

The Nominating and Governance Committee’s consideration of a candidate as a director includes assessment of the individual’s understanding of our business, the individual’s professional and educational background, skills, and abilities and potential time commitment and whether such characteristics are consistent with our Corporate Governance Guidelines and other criteria established by the Nominating and Governance Committee from time to time. To provide such a contribution to the Company, a director must generally possess one or more of the following, in addition to personal and professional integrity:

•	experience in corporate management;

•	experience with complex business organizations;

•	experience as a board member or officer of another publicly held company;

•	diversity of expertise, experience in substantive matters related to the Company’s business and professional experience as compared to existing members of our Board and other nominees; and

•	practical and mature business judgment.

The Nominating and Governance Committee may also adopt such procedures and criteria not inconsistent with our Corporate Governance Guidelines as it considers advisable for the assessment of director candidates. Other than the foregoing, there are no stated minimum criteria for director nominees. The Nominating and Governance Committee does however recognize that at least one member of the Board should meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that at least a majority of the members of the Board must meet the definition of “independent director” under NYSE rules.

Although we do not currently have a formal policy with regard to the consideration of diversity in identifying candidates for election to the Board, the Nominating and Governance Committee recognizes the benefits associated with a diverse board, and takes diversity considerations into account when identifying candidates. The Nominating and Governance Committee utilizes a broad conception of diversity, including diversity of professional experience, employment history, prior experience on other boards of directors, and more familiar diversity concepts such as race, gender and national origin. These factors, and others considered useful by the Nominating and Governance Committee, will be reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. After assessing the perceived needs of the Board, the Nominating and Governance Committee identifies specific individuals as a potential source of director candidates with relevant experience. The priorities and emphasis of the Nominating and Governance Committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective board members.

The Nominating and Governance Committee establishes procedures for the nomination process and recommends candidates for election to the Board. Consideration of new Board nominee candidates involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. Board members or employees typically suggest candidates for nomination to the board. In 2010, we did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates.

The Board nominees named in this Proxy Statement were approved by the Nominating and Governance Committee for inclusion in this Proxy Statement, and were each recommended by other members of the Board.

Stockholder Nominations

The Nominating and Governance Committee will consider all stockholder recommendations for candidates for the Board, which should be sent to the Nominating and Governance Committee, c/o Corporate Secretary, Heckmann Corporation, 75080 Frank Sinatra Drive, Palm Desert, California 92211.

The Nominating and Governance Committee will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner. All directors and director nominees will be required to submit a completed directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Governance Committee.

In addition, our Board has adopted amended and restated Bylaws that will become effective on May 17, 2011 (as amended and restated, the “Amended Bylaws”). The following describes the Company’s procedures for stockholder nominations pursuant to the Amended Bylaws that will be in effect for our 2012 annual meeting of stockholders.

Pursuant to the Amended Bylaws, only persons who are nominated in accordance with the following procedures are eligible for election as directors. Nominations of persons for election to the Board may be made at an annual meeting of stockholders only (1) by or at the direction of the Board or (2) by a stockholder who is a stockholder of record at the time of the giving of the required notice described below, who is entitled to vote for the election of directors at the meeting, and who complies with the following notice procedures. All nominations by Stockholders must be made pursuant to timely notice in proper written form to our Corporate Secretary.

Our Amended Bylaws provide that to be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days prior to or more than 60 days after the anniversary of the prior year’s annual meeting, notice of nominations by a stockholder for the current year’s annual meeting must be delivered (A) not earlier than the close of business on the 120th calendar day prior to such annual meeting nor (B) later than the close of business on the 10th calendar day following the earlier of (1) the day on which notice of the meeting was mailed or (2) the day on which we first publicly announce the date of such meeting.

To be in proper written form, our Amended Bylaws provide that a stockholders’ notice to the Corporate Secretary must set forth as to each person whom the stockholder proposes to nominate as a director: (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) with respect to the nomination, including the nominee, (iv) any derivative positions with respect to shares of the Company’s capital stock held or beneficially held by or on behalf of such stockholder, the extent to which any hedging or other transaction or series of transactions has been entered into with respect to shares of the Company’s capital stock by or on behalf of such stockholder, and the extent to which any other agreement or understanding has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder with respect to shares of the Company’s capital stock, (v) a representation that such stockholder is a holder of record entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to bring such nomination before the annual meeting, (vi) a representation whether the stockholder intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination, and (vii) any other information relating to such stockholder required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

In addition, the stockholder’s notice to our Corporate Secretary with respect to persons that the stockholder proposes to directly nominate as a director must set forth (A) as to each individual whom the stockholder proposes to nominate, all information relating to the person that is required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, pursuant to Regulation 14A (or any successor provisions) under the Exchange Act (including their name, age, business address, residence address, principal occupation or employment, the number of shares beneficially owned by such candidate, and the written consent of the such person to be named in the proxy statement as a nominee and to serve as a director if elected) and (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Stockholder Communications with the Board

Stockholders may communicate with any of the Company’s directors, including the chair of any of the committees of the Board or the non-management directors as a group by writing to them c/o Corporate Secretary, Heckmann Corporation, 75080 Frank Sinatra Drive, Palm Desert, California 92211. Please specify to whom your correspondence should be directed. The Corporate Secretary will promptly forward all correspondence to the Board or any specific committee member, as indicated in the correspondence, except for junk mail, mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. The Company’s Corporate Secretary may forward certain correspondence, such as product-related or service-related inquiries, elsewhere within the Company for review and possible response.

Code of Business Conduct and Ethics

The Company has a Code of Business Conduct and Ethics that is applicable to all directors, officers and employees of the Company. The Code of Business Conduct and Ethics is available in the “Governance” section of the Company’s website at http://heckmanncorp.com/governance.htm and a printed copy may also be obtained by any stockholder upon request. Requests for copies should be directed to the Heckmann Corporation, 75080 Frank Sinatra Drive, Palm Desert, California 92211, Attention: Corporate Secretary. The Company intends to post amendments to or waivers, if any, from its Code of Business Conduct and Ethics (to the extent applicable to the Company’s directors or its chief executive officer, principal financial officer, or principal accounting officer) at this location on its website. Among other matters, this Code of Business Conduct and Ethics is designed to promote:

•	honest and ethical conduct;

•	avoidance of conflicts of interest;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

•	compliance with applicable governmental laws and regulations and stock exchange rules;

•	prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•	accountability for adherence to the code.

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines that we believe reflect the Board’s commitment to a system of governance that enhances corporate responsibility and accountability. The Nominating and Governance Committee is responsible for implementing the guidelines and making recommendations to the Board concerning corporate governance matters. The guidelines are available in the “Governance” section of our website at http://heckmanncorp.com/governance.htm. We will also furnish copies of the guidelines to any person who requests them. Requests for copies should be directed to the Heckmann Corporation, 75080 Frank Sinatra Drive, Palm Desert, California 92211, Attention: Corporate Secretary.

Among other matters, the guidelines include the following:

•	Membership on the Board will be made of up a majority of independent directors who, at a minimum, meet the criteria for independence required by NYSE rules.

•

Non-management directors will meet in executive session without management present on a regularly scheduled basis, but not less frequently than quarterly. In the event that the non-management directors include directors that are not independent under the NYSE rules, the independent directors should schedule an executive session at least once a year.

•	The Board and its committees each conduct an annual self-evaluation.

•	Directors are expected to regularly attend all meetings of the Board and of the committees of which they are members.

•	To effectively discharge their oversight duties, directors have full and free access to our officers and employees.

Board Leadership Structure and Role in Risk Management

Our Corporate Governance Guidelines provide that the Board may select either a combined Chief Executive Officer and Chairman or appoint a Chairman who does not also serve as Chief Executive Officer. Currently, our Chief Executive Officer also serves as Chairman. The Board believes this leadership structure is best for the

Company at the current time because it provides the Company with a Chief Executive Officer and our Board with a Chairman who is the principal founder of our Company, and who has gained from a long history of service in executive and board positions, significant expertise with respect to the water industry, finance and accounting matters, acquisitions and other strategic matters, and overcoming challenges and seizing upon opportunities public companies encounter. The Board also believes that the current leadership structure achieves independent oversight and management accountability through regular executive sessions of the non-management directors that are mandated by our Corporate Governance Guidelines and through a Board composed of a majority of independent directors. We do not have a designated lead independent director, instead allowing our independent directors as a group the ability to choose who among them is best suited to serve as chairman of each executive session.

The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees above, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Quayle (Chair), Holtz, and Dr. Osborne. There were no interlocks or insider participation between any member of the Board or Compensation Committee and any member of the board of directors or compensation committee of another company.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on Proxy Card)

Background

We are asking the stockholders to ratify the Audit Committee’s appointment of GHP Horwath, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2011. GHP Horwath, P.C. is a registered public accounting firm with the Public Company Accounting Oversight Board (“PCAOB”), as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests.

GHP Horwath, P.C. representatives are expected to attend the 2011 Annual Meeting via conference call. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares of common stock present, in person or by proxy, entitled to vote at the Annual Meeting is required to ratify the appointment of GHP Horwath, P.C. as the Company’s independent registered public accounting firm for 2011. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. Abstentions will have the same effect as an “against” vote, but broker non-votes will not have any effect on the outcome of this Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GHP HORWATH, P.C. AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR 2011

Independent Registered Public Accounting Firm’s Fees and Services

The following is a summary of the fees billed to Heckmann Corporation by our independent registered public accounting firm for professional services rendered for the fiscal years ended December 31, 2010 and 2009:

Fee Category	Fiscal 2010 Fees	Fiscal 2009 Fees
Audit Fees	$708,910	$765,346
Audit Related Fees	8,514	—
Tax Fees	43,420	30,558
All Other Fees	—	—
Total Fees	$760,844	$795,904

Audit fees consists of fees billed for each of 2010 and 2009 for professional services rendered in connection with the audit of our annual consolidated financial statements, reviews of our interim consolidated financial statements included in our Form 10-Q, and assistance with securities offerings, including the review of related documents and issuance of consents.

Audit related fees consists of fees that are reasonably related to the performance of the audit or review of our financial statements and are not reported under the caption “Audit Fees”.

Tax fees consists of fees billed for 2010 and 2009 for tax compliance and tax planning and advisory services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has, by resolution, adopted policies and procedures regarding the pre-approval of the performance by GHP Horwath, P.C. of audit and non-audit services. GHP Horwath, P.C., may not perform any service unless the approval of the Audit Committee is obtained prior to the performance of the services, except as may otherwise be provided by law or regulation. All services described above were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Securities Exchange Act, except to the extent the Company specifically incorporates this report by reference.

The Audit Committee is comprised of three non-employee directors—Dr. Alfred E. Osborne (Chair), Edward A. Barkett and Kevin L. Spence—and operates under a written charter, adopted by the Board, which is posted on the “Governance” section of the Company’s website at http://heckmanncorp.com/governance.htm. We believe the charter is in compliance with SEC regulations and NYSE rules.

The primary purposes of the Audit Committee are to assist the Board in fulfilling its responsibility to oversee (i) the integrity of the financial statements of Heckmann Corporation, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of the Company’s independent registered accounting firm and internal audit function. The independent registered public accounting firm reports directly to the Audit Committee.

Management has the primary responsibility for the preparation of the financial statements and the reporting process. The Company’s management has represented to the Audit Committee that the consolidated financial statements for the fiscal year ended December 31, 2010 were prepared in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing these consolidated financial statements. In the performance of its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with management the critical accounting policies applied by the Company in the preparation of its consolidated financial statements. The Audit Committee also discussed with the Company’s management the process for certifications by the Chief Executive Officer and Chief Financial Officer. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence and discussed with such firm its independence. The Audit Committee also evaluated whether the independent registered public accounting firm’s provision of tax services to the Company was compatible with the registered public accounting firm’s independence and determined it was compatible.

The Board has determined that Dr. Osborne (Chair) and Messrs. Barkett and Spence meet the independence requirements of Rule 10A-3 of the Exchange Act and applicable NYSE independence rules.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in Heckmann Corporation’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Alfred E. Osborne, Jr. (Chair)

Kevin L. Spence

Edward A. Barkett

April 4, 2011

PROPOSAL 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

(Item 3 on Proxy Card)

Background

In accordance with requirements recently added to Section 14A of the Securities Exchange Act (which were added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including the Compensation Discussion and Analysis, compensation tables and narratives accompanying those tables).

Our executive compensation programs are designed and regularly reviewed by the Compensation Committee of the Board, which consists entirely of independent directors. As described more fully under “Compensation Philosophy” in the Compensation Discussion and Analysis on page 25 of this Proxy Statement, our executive compensation programs are designed to achieve the following objectives:

•	Compensation programs must provide a competitive total compensation package sufficient to attract, motivate and retain high caliber, proven performers capable of growing our business.

•	Compensation programs must support and recognize attainment of tactical and strategic goals.

•	Compensation programs must align executive compensation with the interests of our stockholders.

•	Compensation programs must provide long-term retention incentives to secure the services of key contributors to our business over an extended period of time.

The features of our executive compensation programs are described in the Compensation Discussion and Analysis, and include the following highlights which we believe reinforce stockholder interests:

•

Prior to 2011, our Chief Executive Officer had not received any base salary, bonus or equity compensation since our initial public offering in November 2007. Our Chief Executive Officer is currently paid an annual base salary of $500,000.

•	Based on beneficial ownership, our Chairman and Chief Executive Officer is one of our largest stockholders, which significantly aligns his interests with our stockholders’ interests.

•	A substantial portion of executive compensation is awarded in the form of long-term equity incentives that have multi-year vesting periods.

•	No executive’s target annual cash bonus opportunity is greater than 60% of his base salary.

•

Our Chairman and Chief Executive Officer does not have an employment agreement, and is not covered by any severance plan, program or policy. Our other executives have employment agreements that we believe provide market-competitive severance benefits and protections.

•

The Company’s mix of long-term equity awards, annual bonus structure and oversight of compensation programs are designed to mitigate risk by emphasizing a long-term focus on compensation and financial performance.

We request stockholder approval of the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including the Compensation Discussion and Analysis, compensation tables and narratives accompanying those tables).

As an advisory vote, this Proposal is not binding upon the Company. However, the Compensation Committee of the Board, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by stockholders in their vote on this Proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares of common stock present, in person or by proxy, entitled to vote at the Annual Meeting is required to approve Proposal No. 3. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present. Abstentions will have the same effect as an “against” vote, but broker non-votes will not have any effect on the outcome of this Proposal.

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL NO. 3.

PROPOSAL 4—ADVISORY VOTE TO APPROVE FREQUENCY OF STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

(Item 4 on Proxy Card)

Background

As described in Proposal 3 above, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers (this vote is generally referred to as a “say-on-pay vote”). In accordance with requirements recently added to Section 14A of the Securities Exchange Act (which were added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, we are also providing our stockholders with the opportunity to cast a non-binding, advisory vote on how often they wish to cast a say-on-pay vote. Stockholders may vote to have the say-on-pay vote every year, once every two years or once every three years. Stockholders may also abstain from voting on this Proposal.

We believe that a say-on-pay vote should occur every year so that stockholders may annually express their views on our executive compensation programs.

Like the say-on-pay vote, as an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee of the Board, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by stockholders in their vote on this Proposal, and will consider the outcome of the vote when determining how frequently to have a say-on-pay vote in the future. As noted above, stockholders may vote to have the say-on-pay vote every year, once every two years or once every three years, or they may abstain from voting on this Proposal.

Board Recommendation

THE BOARD RECOMMENDS A VOTE TO HOLD A SAY-ON-PAY VOTE EVERY YEAR (AS OPPOSED TO EVERY TWO YEARS, EVERY THREE YEARS OR ABSTAINING).

EXECUTIVE OFFICERS

The Company’s executive officers are appointed by the Board and serve at the discretion of the Board. Set forth below are the names and certain biographical information regarding the Company’s executive officers as of March 10, 2011.

Name	Position with our Company	Age	Executive Officer Since
Richard J. Heckmann*	Chairman and Chief Executive Officer	67	2007
Charles Gordon	President and Chief Operating Officer	53	2010
Damian C. Georgino	Executive Vice President, Corporate Development and Chief Legal Officer	50	2010
Brian R. Anderson	Executive Vice President, Chief Financial Officer and Treasurer	57	2008

*	See “Proposal 1—Election of Directors—Information Regarding Directors and Nominees” for biographical information regarding Mr. Heckmann.

Charles Gordon, President and Chief Operating Officer

Mr. Gordon has served as our President and Chief Operating Officer since October 2010. As President and Chief Operating Officer, Mr. Gordon is responsible for the operations of the Company and carrying out our growth and acquisition strategy. Prior to joining our company in 2010, Mr. Gordon served as President and Chief Executive Officer of Siemens Water Technologies, a global business unit of Siemens AG. Siemens Water Technologies is a world leader in products, systems and services for water and wastewater treatment for industrial, institutional and municipal customers. Previously, Mr. Gordon served as Executive Vice President of the Siemens Water & Wastewater Systems Group from 2005 to 2007 and as Executive Vice President of the USFilter Water & Wastewater Services and Products Group from 1999 to 2005. Siemens acquired the USFilter Water and Wastewater business from Veolia Environment in 2004. Prior to 1999, Mr. Gordon’s experience included various executive positions with USFilter during the company’s high growth years. Mr. Gordon received his undergraduate degree from the University of South Dakota and his Masters of Business Administration from the Babcock School of Wake Forest University.

Damian C. Georgino, Executive Vice President, Corporate Development and Chief Legal Officer

Mr. Georgino serves as our Executive Vice President, Corporate Development and Chief Legal Officer. Mr. Georgino has more than 20 years of legal, financial, and operational experience advising and representing U.S. and international companies, including Fortune 50 companies, private equity funds and emerging technology companies. Mr. Georgino has deep global water and energy industry experience and has sourced, negotiated, structured, analyzed, and completed several hundred transactions over the course of his career. He is experienced in successfully completing and managing a variety of corporate and financial transactions and has represented clients in mergers and acquisitions, international corporate transactions, corporate structuring, corporate finance, public and private equity and debt offerings, and venture capital transactions. Prior to joining us, he served as Executive Vice President of Corporate Development and Chief Legal Officer of PICO Holdings Inc., a diversified holding company involved in, among other businesses, water resources and water storage since September 2007. Beginning in 2003, he was a partner with the law firm of Pepper Hamilton LLP. From 2000 to 2003 he was a partner with the international law firm of LeBoeuf, Lamb, Greene and MacRae, LLP (now Dewey & LeBoeuf LLP). Prior to that, Mr. Georgino served as Executive Vice President, General Counsel and Corporate Secretary of USFilter. Mr. Georgino was Manager, Corporate Development and Business Unit General Counsel with Alcoa, Inc. from 1988 until he joined USFilter. Mr. Georgino holds a Juris Doctor and Masters of Business Administration from Emory University, both of which were awarded in 1986.

Brian R. Anderson, Vice President, Chief Financial Officer and Treasurer

Mr. Anderson has served as our Vice President and Chief Financial Office since 2008. As Executive Vice President he is involved in developing the Company’s overall financial structure, including the financial and accounting controls for all our operating subsidiaries, and he assists in managing the operating activities of our international subsidiaries and investments. As Chief Financial Officer he is responsible for all finance and accounting related functions of the Company and its operating subsidiaries, including SEC reporting and Sarbanes-Oxley compliance. Mr. Anderson joined the Company in 2007 as a consultant. From 2005 through 2007, Mr. Anderson served as the director of business development for K2, which was then a publicly listed manufacturer of sporting goods equipment, where his responsibilities included managing the domestic and international acquisition strategy for K2. From 2003 through 2005, he served as the director of financial accounting for K2. where his responsibilities included developing financial policy for K2. From May 2000 through 2003, he served as the corporate controller of USFilter, which was then a publicly listed provider of water and waste treatment systems and services, and served as assistant corporate controller from January 1997 through May 2000 where his responsibilities included developing and managing all phases of financial reporting for USFilter. Prior to joining USFilter, Mr. Anderson was the corporate controller for Wheelabrator Engineered Systems, a division of Waste Management. Mr. Anderson received a Bachelor of Arts degree with emphasis in finance and accounting from Oregon State University in 1977.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes the material elements of compensation awarded to, earned by, or paid during the last completed fiscal year to our Chairman and Chief Executive Officer, our President and Chief Operating Officer, our Executive Vice President and Chief Financial Officer, and our Executive Vice President, Corporate Development and Chief Legal Officer. In accordance with SEC rules, this section also describes the compensation of our former General Counsel. These five individuals are referred to collectively as the “named executive officers”. This Compensation Discussion and Analysis focuses on the information contained in the following tables and related footnotes and narratives. The Compensation Committee of the Board oversees the design and administration of our executive compensation program in accordance with the processes and procedures discussed in the Corporate Governance section of this Proxy Statement.

Compensation Philosophy

Our Chairman and Chief Executive Officer, Mr. Heckmann, is also one of our largest stockholders. Since our initial public offering in November 2007, Mr. Heckmann has not received any salary, cash incentives or equity awards. Beginning on January 1, 2011, Mr. Heckmann’s compensation will consist of an annual base salary of $500,000 We believe that Mr. Heckmann’s level of stock ownership significantly aligns his interests with those of our stockholders and ensures that he is incentivized to grow our business for the benefit of our stockholders. The remainder of this discussion focuses on the executive compensation programs in place for our other named executive officers.

We believe executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. We also believe that the compensation cost for our employees is an investment in human capital to secure certain knowledge and performance capabilities necessary for our business. To this end, our compensation programs for all employees, including our named executive officers, are designed to: provide a competitive total compensation package sufficient to attract, motivate and retain high caliber, proven performers; support and recognize attainment of tactical and strategic goals of our organization; align employee compensation with the interests of stockholders; and provide long-term retention incentives to secure the services of key contributors to our business over an extended period of time.

Compensation Determinations

The Compensation Committee takes into account many factors in determining compensation, including: the total portfolio of responsibilities assumed by the named executive officer; the current market value of a particular position, based on the skills, knowledge, experience and competencies required for the position; internal comparability of a position as compared to other similar positions within our Company; our desire to pay at market or competitive levels based on current economic and business factors; individual performance; and contributions to the financial performance of the Company by the employee.

Consistent with past practice, neither the Compensation Committee nor management retained a compensation consultant during 2010 to review or recommend the amount or form of compensation paid to our executives or our directors. The Compensation Committee also does not “benchmark” executive compensation at any particular level in comparison with other companies. However, the Committee familiarizes itself with compensation trends and market or competitive levels through the review of non-customized third-party market surveys and other publicly available data about relevant market compensation practices. In addition, our members of the Compensation Committee are familiar with competitive compensation programs based on their collective experiences owning, managing and sitting on other private and public boards of directors.

Components of Named Executive Officers Compensation

The Compensation Committee is committed to a strong, positive link between our short-term and long-term objectives and our compensation practices. The executive compensation program for our named executive officers is intended to be composed of four basic components: base salary; annual fixed cash incentives and an additional discretionary incentive opportunity; periodic intermediate-term incentive awards in the form of restricted stock, and long-term incentive awards in the form of stock options. The latter two components, intermediate- and long-term incentive awards, were incorporated into our executive compensation program with approval of the 2009 Equity Incentive Plan by the stockholders at the 2009 Annual Meeting. The Committee believes that this mix of fixed and variable components, and annual, intermediate and long-term components, has been appropriately structured in order for us to achieve our compensation objectives described above.

Base Salary. Base salary compensation for our named executive officers is generally established by the terms of employment agreements between the Company and the named executive officer. For example, in connection with their commencement of employment with us in 2010, Messrs. Gordon and Georgino each entered into an employment agreement with the Company that established each executive’s base salary. The level of base salary is intended to provide appropriate base pay to our named executive officers taking into account their responsibilities, level of experience, individual performance and internal equity considerations. The Compensation Committee takes into account both Company and individual performance expectations in setting compensation. The Company has recognized that to attract talented employees from secure positions at other more stable or mature companies, we must be able to pay competitive base salaries (while also supplementing the salaries with cash and equity incentive compensation). The Compensation Committee annually reviews the salaries of our named executive officers. None of the named executive officers received any base salary increase during 2010.

Annual Cash Incentive Opportunity. During 2010, no cash bonuses were paid to Messrs. Gordon or Georgino. Messrs. Gordon and Georgino were not eligible to receive a bonus for 2010 because each executive commenced employment with us during the fourth quarter of 2010. However, each of these executives will be eligible to receive a bonus for 2011. Mr. Ezzell was not eligible to receive a bonus for 2010 due to his termination of employment in October 2010, however he did receive a pro-rata payment of a portion of his bonus as part of his severance payment under his employment agreement.

Pursuant to his employment agreement, Mr. Anderson is eligible to receive an annual cash bonus equal to 30% of his base salary, and he is also eligible to receive an additional discretionary bonus of up to 30% of his base salary depending on his individual contribution and performance objectives determined and recommended by our Chief Executive Officer and approved by the Compensation Committee. As a result of Mr. Anderson’s services and his performance in 2010, the Compensation Committee determined to award him a total bonus for 2010 equal to 60% of his base salary, which is the maximum bonus contemplated by his employment agreement.

Intermediate-Term Incentive Awards. We believe that the periodic use of intermediate-term incentive awards in the form of restricted stock should be an important component of our executive compensation program. Our 2009 Equity Incentive Plan authorizes us to grant restricted stock to employees, directors and consultants. We believe that in general, for each of our executives, such grants of restricted stock will provide an incentive to remain in our employ without the need for a short-term significant increase in our stock price because restricted stock retains value despite short-term decreases in our stock price, unlike stock options that lose significant value if our stock price falls below the exercise price. Although we did not grant any restricted stock awards during 2010 to the named executive officers, the employment agreement we entered into with Mr. Gordon calls for annual grants of restricted stock beginning in 2011.

Long-Term Incentive Awards. We currently utilize stock options as the primary vehicle for payment of long-term compensation to our named executive officers and non-named executive officer management employees, and expect this to continue over the next several years. Our 2009 Equity Incentive Plan authorizes us to grant stock options to employees, directors and consultants. The Compensation Committee believes that stock options are a necessary part of compensation packages granted to employees because they help attract and retain employees; the value received by the recipient of a stock option is based on the growth of our stock price, thereby creating and enhancing incentives to increase our stock price and maximize stockholder value; and they create a balance with shorter term incentives such as base salary and bonuses and intermediate-term incentives such as restricted stock. The Compensation Committee determines the amount and terms of stock option awards to the named executive officers, and takes into account the recommendations of our Chairman and Chief Executive Officer in making decisions on the other named executive officers.

In determining the number and vesting schedule of stock options granted to named executive officers and other employees, the Compensation Committee generally takes into account the individual’s position, tenure with the Company, scope of responsibility, value of stock options in relation to the other elements of the individual’s total compensation and, where applicable, the need to attract and retain the individual for his or her current position.

All stock option grants are required to be approved by the Compensation Committee. The Company does not time the award of stock options or other equity-based compensation to coincide with the release of favorable or unfavorable information about the Company.

In 2010, stock options were awarded to each of Messrs. Gordon and Georgino in connection with their commencement of employment. The Compensation Committee believes that the amount of stock options awarded to each executive was a critical factor in each executive’s decision to commence employment with the Company.

Severance Arrangements and Change-in-Control Payments

Our Chairman and Chief Executive Officer, Mr. Heckmann, is not a party to any employment agreement with the Company, and he is not entitled to any severance or other payments in connection with any termination of his employment. We have entered into employment agreements with each of our other currently employed named executive officers that contain provisions that provide certain severance and change-in-control benefits, which are fully discussed in the section below entitled “Executive Employment Agreements and Potential Payments Upon Termination or Change-in-Control.” We believe these employment agreements provide severance and change-in-control protection under market-competitive terms.

Our outlook with respect to these change-in-control provisions is that they are appropriate because they make it easier for the executives to focus on the best interests of our Company and stockholders rather than the implications for them personally in the event our Company faces the possibility of a change-in-control. These provisions were designed to:

•	be consistent with current market practices;

•	afford reasonable protection without creating any undue windfall;

•	enhance the Company’s ability to retain key employees during critical but uncertain times; and

•	enhance an acquiror’s potential interest in retaining key executives.

Severance payments are only made under the employment agreements if the named executive officer executes a full general release of claims in favor of the Company. We believe that these severance and change-in-control payment provisions in our executive employment agreements are necessary in order for us to provide competitive compensation within our industry and to encourage our named executive officers to remain in our employ.

Assessment of Risk

The Compensation Committee takes risk into consideration when reviewing and approving executive compensation, including when it approved our executive compensation program, as reflected in our 2010 compensation actions. The Compensation Committee has concluded that the current executive compensation program reflected in our 2010 compensation actions does not encourage inappropriate or excessive risk-taking. In making its determination, the Compensation Committee noted that our Chairman and Chief Executive Officer did not receive any salary, cash incentives or equity awards during 2010, and that the other named executive officers’ compensation for 2010 consisted of fixed base salaries, fixed or discretionary short-term incentives and equity-based long-term equity incentive awards.

Tax and Accounting Information

Section 162(m) of the Code and regulations adopted thereunder place limits on deductibility of compensation in excess of $1.0 million paid in any one year to certain of our named executive officers, unless this compensation qualifies as “performance based.” The non-performance based compensation paid in cash to each of our named executive officers did not exceed the $1.0 million limit per officer in 2010, and the Compensation Committee does not anticipate that the non-performance based compensation to be paid in cash to our named executive officers will exceed that limit in 2011. Although it will consider the tax implications of its compensation decisions, the Compensation Committee believes its primary focus should be to attract, retain, and motivate high caliber executives and to align the executives’ interests with those of our stockholders.

For 2010 and continuing thereafter, the Compensation Committee has considered and will continue to consider the impact of the requirement under FASB ASC Topic 718 (previously SFAS 123R) that we record in our financial statements the expense incurred when stock options are granted to employees. In addition, the Compensation Committee will examine the tax impact on employees and the potential tax deductions to the Company with respect to the exercise of stock option grants. We do not pay or reimburse any named executive officers for any taxes due upon exercise of a stock option or upon the vesting of a restricted stock award.

Compensation Committee Report

The following Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this report by reference therein.

The Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis (“CD&A”) set forth above. Based on such review and discussion, the Compensation Committee has recommended to the Board of the Company that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and this Proxy Statement.

J. Danforth Quayle (Chair)

Alfred E. Osborne, Jr.

Lou Holtz

April 4, 2011

Summary Compensation Table

The following table and accompanying notes provide information with respect to the compensation of the Company’s named executive officers during fiscal years 2010, 2009 and 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Richard J. Heckmann(1)	2010	—	—	—	—	—	—
Chairman and Chief Executive Officer	2009	—	—	—	—	—	—
	2008	—	—	—	—	$100,000	$100,000

Brian R. Anderson	2010	$175,000	$105,000	$—	$—	—	$280,000
Vice President, Chief Financial Officer and Treasurer	2009	$175,000	$52,500	$525,000	$275,400	—	$1,027,900
	2008	$175,000	$25,000	—	—	—	$200,000

Charles R. Gordon(5)	2010	$75,000	—	—	$1,020,000	—	$1,095,000
President and Chief Operating Officer

Damian C. Georgino(5)	2010	$15,385	—	—	$334,500	—	$337,725
Executive Vice President, Corporate Development and Chief Legal Officer

Donald G. Ezzel(4)	2010	$131,250	—	—	—	$87,625	$218,875
Former Vice President, General Counsel and Secretary	2009	$175,000	$52,500	$525,000	$275,400	—	$1,027,900
	2008	$175,000	$25,000	—	—	—	$200,000

(1)	Mr. Heckmann did not receive any salary, bonus or equity awards during the covered fiscal years. Beginning after we completed our initial public offering in November 2007 and ending in October 2008, when we consummated our initial business combination, Mr. Heckmann received a monthly fee of $10,000 to reimburse him for the provision of administrative services, secretarial support and office space.

(2)	For 2010, Mr. Anderson received a bonus payment equal to 30% of his base salary, and an additional discretionary bonus payment that was also equal to 30% of his base salary. None of the other named executive officers received any bonus payments for 2010.

(3)	Messrs. Gordon and Georgino each received initial stock option awards in 2010 in connection with their commencement of employment with the Company. None of the other named executive officers received any options or other equity awards in 2010. The stock option grants to Messrs. Gordon and Georgino vest over a period of three years following the grant date, as the design of the awards is to provide market competitive compensation for services across multiple years of service. However, the dollar amount reflected in this column is equal to the aggregate grant date fair value of such options computed in accordance with FASB ASC Topic 718, meaning the entire value of the grant is presented in a lump sum. For a discussion of the assumptions and methodologies used to calculate the grant date fair value of these option awards, as well as the equity award grants reported above that were made in 2009, please see the discussion of equity awards contained in Note 8 to the Company’s consolidated financial statements included as part of the Company’s Annual Report filed with the SEC on Form 10-K for the fiscal year ending December 31, 2010.

(4)	In connection with his termination of employment on October 1, 2010, Mr. Ezzell received a payment equal to his base salary payable through December 31, 2010 ($43,750), a pro-rata portion of his 2010 annual cash bonus ($39,375), and health coverage through December 31, 2010 (estimated cost of $4,500).

(5)	Mr. Gordon commenced employment with the Company on October 1, 2010 and Mr. Georgino commenced employment with the Company on December 6, 2010.

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards during 2010 to our named executive officers.

Name	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh)(2)
Richard J. Heckmann	—	—	—	—
Brian R. Anderson	—	—	—	—
Charles R. Gordon	—	500,000	$3.91	$1,020,000
Damian C. Georgino	—	150,000	$4.26	$334,500
Donald G. Ezzell	—	—	—	—

(1)	Pursuant to the terms of their employment agreements, Messrs. Gordon and Georgino each received initial stock option awards in 2010 in connection with their commencement of employment with the Company. Each executive’s option grant was awarded under the Company’s 2009 Equity Incentive Plan and is subject to the terms of the plan and the standard form of option agreement thereunder. Due to the applicable limits under the 2009 Equity Incentive Plan, Mr. Gordon’s stock option award has been limited to 500,000 shares. Mr. Gordon’s option grant becomes vested in three substantially equal annual installments on each of the first three anniversaries of the grant date, subject to his continued employment on each vesting date. Subject to his continued employment on each vesting date, Mr. Georgino’s option grant becomes vested as to one-third of the shares subject to the option on the first anniversary of the grant date, and, after the initial vesting date, becomes vested in substantially equal monthly installments for the remainder of the three-year vesting period. Each executive’s option grant may also become vested in connection with certain terminations of the executive’s employment, as described in more detail in the Executive Employment Agreements and Potential Payments upon Termination or Change-in-Control section below. The executives are not entitled to receive any dividend equivalent or similar rights with respect to their option grants.

(2)	The dollar amount reflected in this column for the option awards is equal to the aggregate grant date fair value of such options computed in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year End

The following table discloses certain information regarding all outstanding equity awards at fiscal year end for each of our named executive officers, as of December 31, 2010. Some values contained in the table below have not been, and may never be, realized. The options might never be exercised and the value, if any, will depend on the share price on the exercise date.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Richard J. Heckmann	—	—		—	—	—	—
Brian R. Anderson	45,000	90,000	(1)	$3.98	08/13/2019	—	—
Charles Gordon	—	500,000	(2)	$3.91	10/06/2020	—	—
Damian C. Georgino	—	150,000	(3)	$4.26	12/06/2020	—	—
Donald G. Ezzell	—	—		—	—	—	—

(1)	One-third of the unvested options vest on August 13, 2011 and one-third vest on August 13, 2012.

(2)	One-third of the unvested options vest on October 7, 2011, one-third vest on October 7, 2012 and one-third vest on October 7, 2013.

(3)	One-third of the options vest on December 3, 2011, and 1/36 of the options vest monthly thereafter over the succeeding twenty-four month period.

Option Exercises and Stock Vested

The following table sets forth certain information regarding the exercise or vesting of equity awards during 2010 and the amount realized on such exercise or vesting for each of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Richard J. Heckmann	—	—	—	—
Brian R. Anderson	—	—	41,667	$256,669
Charles Gordon	—	—	—	—
Damian C. Georgino	—	—	—	—
Donald G. Ezzell	48,750	$210,800	41,667	$256,669

(1)	These amounts are equal to $6.16, the closing price of our common stock on the vesting date of April 15, 2010, multiplied by the number of shares vested.

Executive Employment Agreements and Potential Payments upon Termination or Change-in-Control

Current Executive Officers. We do not have an employment agreement with Richard J. Heckmann, and Mr. Heckmann is not entitled to any severance or other payments in connection with his termination of employment. We have entered into employment agreements with Messrs. Anderson, Gordon and Georgino that provide each with certain severance benefits in the event his employment is terminated by us other than for cause or if the executive resigns with good reason.

The employment agreement with Mr. Anderson is for a perpetually renewing term of one year, while the employment agreements with Messrs. Gordon and Georgino have three-year terms. The employment agreements provide Messrs. Anderson, Gordon and Georgino with respective annual salaries of $175,000, $300,000 and $200,000, respectively. The employment agreements for Messrs. Anderson and Georgino entitle each executive to receive a guaranteed bonus of 30% of annual salary, and also provide for an opportunity to receive an additional discretionary bonus of up to 30% of annual salary. Under Mr. Gordon’s agreement, beginning in 2011, he is eligible for a bonus of up to 60% of annual salary pursuant to a bonus plans or plans approved by the Company from time to time. Each executive’s agreement also provides for health and vacation benefits, and contemplates that the executive will be eligible for future equity or other incentive awards (and Mr. Gordon’s agreement provides for an annual grant of 100,000 stock options and 50,000 shares of restricted stock).

The employment agreements for Messrs. Anderson, Gordon and Georgino provide for the following payments and benefits if the executive is terminated by us other than for cause or resigns for good reason:

•

For Mr. Anderson, (i) a lump-sum payment of an amount reached by mutual agreement, but no less than an amount equal to his most recent twelve months’ base salary and bonus (including both the guaranteed and discretionary bonus components), (ii) reimbursement for health premiums under COBRA for a period of up to 12 months, and (iii) if the termination is without cause, full vesting of all outstanding equity awards.

•

For Mr. Gordon, (i) payment of an amount equal to his most recent twelve months’ base salary in installments over a period of 12 months, (ii) payment of a pro-rata portion of the annual bonus he would have otherwise earned at the same time as bonuses are paid to continuing employees, and (iii) reimbursement for health premiums under COBRA for a period of up to 12 months.

•

For Mr. Georgino, (i) a lump-sum payment of an amount equal to his most recent twelve months’ base salary (and if the termination is without cause, twelve months of his guaranteed bonus), (ii) reimbursement for health premiums under COBRA for a period of up to 12 months, and (iii) full vesting of all outstanding equity awards.

In the event of a termination by us other than for cause or resignation for good reason, in either case, in connection with a change-in-control of the Company (which generally means a termination within one year after a change-in-control or, for Mr. Anderson, a termination without cause within six months prior to the date of the change-in-control), Messrs. Anderson, Gordon and Georgino will be entitled to receive the following enhanced payments and benefits in lieu of those described above:

•

For Mr. Anderson, (i) a lump-sum payment of an amount equal to two times the sum of his annual base salary in effect on the termination date (or in effect immediately prior to the change-in-control, if higher) and his annual bonus (including both the guaranteed and discretionary bonus components) for the year immediately prior to the year in which the change-in-control occurs (ii) reimbursement for health premiums under COBRA or an individual health care plan for a period of up to 24 months, and (iii) full vesting of all outstanding equity awards.

•

For Mr. Gordon, (i) a lump-sum payment of an amount equal to two times the sum of his annual base salary in effect on the termination date (or in effect immediately prior to the change-in-control, if higher) and his annual bonus for the year immediately prior to the year in which the change-in-control occurs (ii) reimbursement for health premiums under COBRA or an individual health care plan for a period of up to 24 months, and (iii) full vesting of all outstanding equity awards.

•

For Mr. Georgino, (i) a lump-sum payment of an amount equal to two times the sum of his annual base salary and guaranteed bonus, in each case as in effect on the termination date or immediately prior to the change-in-control, whichever is higher, (ii) reimbursement for health premiums under COBRA or an individual health care plan for a period of up to 24 months, and (iii) full vesting of all outstanding equity awards.

Under the employment agreements for Messrs. Anderson, Gordon and Georgino, in the event the executive’s employment terminates due to death or disability, each executive’s agreement entitles him to receive the same cash severance payment described above for a non-change-in-control related termination by us other than for cause or resignation for good reason. In addition, Mr. Anderson would also be entitled to receive full vesting of all outstanding equity awards.

In order to receive the severance payments and benefits described above, each executive is required to execute a full general release of claims in favor of the Company.

For purposes of the employment agreements, “cause” is generally deemed to exist if the executive, at any time: commits a material breach of his employment agreement, is guilty of gross negligence in connection with or affecting the business or affairs of the Company, is guilty of insubordination, intentionally misappropriates or destroys intellectual property, or is convicted of, or pleads no contest to, a felony criminal offense.

For purposes of the employment agreements for Messrs. Anderson and Gordon, “good reason” generally means a material reduction in an executive’s authority, duties, and executive responsibilities with the Company, a change in direct reporting to anyone of lesser rank than the Chief Executive Officer, or a material breach of his employment agreement by the Company. For purposes of Mr. Georgino’s employment agreement, “good reason”

generally means a material reduction in base salary, a material change in his employment location, a material reduction in duties, position or responsibilities, or a material breach of his employment agreement by the Company.

In the tables below, we summarize the estimated payments and benefits that will be made to Messrs. Anderson, Gordon and Georgino upon a termination of employment in the various circumstances listed. These payments and benefits would be provided by the Company. Please see “Compensation Discussion and Analysis” above for a discussion of how the level of these payments and benefits was determined. The tables should be read together with the above description of our employment agreements with Messrs. Anderson, Gordon and Georgino. The major assumptions that we used in creating the tables are set forth directly below.

Date of Termination. The tables assume that any triggering event took place on December 31, 2010, with base salaries in effect at the end of the 2010 fiscal year and bonuses actually paid during 2010 being used for purposes of any severance payout calculation.

Bonus. The tables below use the amount of the bonuses payable, if any, to Messrs. Anderson, Gordon and Georgino for services during 2010.

Equity Acceleration upon a Change-in-Control. In addition to the accelerated vesting of equity awards pursuant to the employment agreements described above, the outstanding equity awards held by Messrs. Anderson, Gordon and Georgino will become fully vested in connection with a change-in-control if the awards are not assumed by the acquiror or cancelled in exchange for a payment equal to the value of the awards.

Health Benefits. The monthly costs of health benefits that may be payable on termination as set forth in our employment agreements with Messrs. Anderson, Gordon and Georgino have been estimated to be $1,500 each as of December 31, 2010.

The following table describes the potential payments upon termination for Charles Gordon, our President and Chief Operating Officer.

Executive Benefits and Payments Upon Termination	Termination without Cause	Resignation for Good Reason	Termination in connection with a Change-in- Control	Death or Disability	Termination for Cause	Resignation other than for Good Reason
Charles Gordon
Cash Compensation
Base Salary	$300,000	$300,000	$600,000	$300,000	$0	$0
Bonus	$0	$0	$0	$0	$0	$0
Equity Awards and Health Benefits
Acceleration of Unvested Equity Grants	$0	$0	$560,000	$0	$0	$0
Health Benefits	$18,000	$18,000	$36,000	$0	$0	$0
Total	$318,000	$318,000	$1,196,000	$300,000	$0	$0

The following table describes the potential payments upon termination for Damian C. Georgino, our Executive Vice President, Corporate Development and Chief Legal Officer.

Executive Benefits and Payments Upon Termination	Termination without Cause	Resignation for Good Reason	Termination in connection with a Change-in- Control	Death or Disability	Termination for Cause	Resignation other than for Good Reason
Damian C. Georgino
Cash Compensation
Base Salary	$200,000	$200,000	$400,000	$200,000	$0	$0
Bonus	$0	$0	$0	$0	$0	$0
Equity Awards and Health Benefits
Acceleration of Unvested Equity Grants	$115,500	$115,500	$115,500	$0	$0	$0
Health Benefits	$18,000	$18,000	$36,000	$0	$0	$0
Total	$333,500	$333,500	$551,500	$200,000	$0	$0

The following table describes the potential payments upon termination for Brian R. Anderson, our Vice President, Chief Financial Officer and Treasurer.

Executive Benefits and Payments Upon Termination	Termination without Cause	Resignation for Good Reason	Termination in connection with a Change-in- Control	Death or Disability	Termination for Cause	Resignation other than for Good Reason
Brian R. Anderson
Cash Compensation
Base Salary	$175,000	$175,000	$350,000	$175,000	$0	$0
Bonus	$105,000	$105,000	$210,000	$105,000	$0	$0
Equity Awards and Health Benefits
Acceleration of Unvested Equity Grants	$94,500	$0	$94,500	$94,500	$0	$0
Health Benefits	$18,000	$18,000	$36,000	$0	$0	$0
Total	$392,500	$298,000	$690,500	$374,500	$0	$0

Former Executive Officer. Mr. Ezzell terminated employment with the Company on October 1, 2010. Pursuant to a departure agreement entered into in connection with his termination of employment, Mr. Ezzell received a payment equal to his base salary payable through December 31, 2010 ($43,750), a pro-rata portion of his 2010 annual cash bonus ($39,375), and for health coverage through December 31, 2010 (estimated cost of $4,500).

DIRECTOR COMPENSATION

We do not have a fixed directors’ compensation policy for our directors serving on the Board. However, we have granted certain directors stock option or restricted stock awards and paid certain directors meeting fees. These equity awards vest over multiple years. Directors are also reimbursed for their out-of-pocket expenses incurred in traveling to a Board meeting. The following table provides information on the compensation of the members of our Board who are not also our employees during 2010. The compensation paid to Mr. Heckmann, who is also one of our employees, is presented above in the Summary Compensation Table and the related tables. Mr. Heckmann did not receive any additional compensation for serving as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Total ($)
Edward A. Barkett	1,000	78,200	—	79,200
Lou Holtz	—	78,200	—	78,200
Alfred E. Osborne, Jr.	2,000	78,200	—	80,200
J. Danforth Quayle	—	78,200	—	78,200
Andrew D. Seidel	—	78,200	—	78,200
Robert B. Simonds, Jr.	1,000	78,200	1,020,000	1,099,200
Kevin L. Spence	—	—	—	—

(1)	Mr. Simonds received an award of 500,000 stock options in 2010 in connection with his appointment to the office of Vice Chairman of the Company. These stock options vest over a period of three years following the grant date. The dollar amount reflected above is equal to the aggregate grant date fair value of the options ($1,020,000) computed in accordance with FASB ASC Topic 718, meaning the entire value of the grant is presented in a lump sum. Each of our non-employee directors except Mr. Spence received an award of 20,000 restricted shares in 2010 that vest over a period of two years following the grant date. The dollar amount reflected above is equal to the aggregate grant date fair value of the restricted shares ($78,200) computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to calculate the grant date fair value of these awards, please see the discussion of equity awards contained in Note 8 to the Company’s consolidated financial statements included as part of the Company’s Annual Report filed with the SEC on Form 10-K for the fiscal year ending December 31, 2010.

(2)	As of December 31, 2010, our non-employee directors held the following number of stock options and unvested restricted stock awards. All awards consist of restricted shares except the 500,000 options granted to Mr. Simonds.

Name	Number of awards
Edward A. Barkett	20,000
Lou Holtz	20,000
Alfred E. Osborne, Jr.	20,000
J. Danforth Quayle	20,000
Andrew D. Seidel	20,000
Robert B. Simonds, Jr.	520,000
Kevin L. Spence	0

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Board has adopted a written policy regarding the review, approval and ratification of any related party transaction. Under this policy, our Audit Committee will review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, and either approve or disapprove the related party transaction. Any related party transaction may be consummated, and may continue, only if the Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy.

A “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and in which any related party had, has or will have a direct or indirect interest (other than solely as a result of being a director or a less than five percent beneficial owner of another entity). A “related party” is any (a) person who is or was (since the beginning of the company’s last fiscal year) an executive officer, director or nominee for election as a director, (b) greater than five percent beneficial owner of any class of the Company’s voting securities, or (c) immediate family member of any of the foregoing, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of such person, and anyone (other than a tenant or employee) sharing the household of such person.

There were no related party transactions during 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock on March 10, 2011, by (i) those persons known by management of the Company to beneficially own 5% or more of our common stock, (ii) each director and director nominee, (iii) our named executive officers, and (iv) all executive officers and directors of the Company as a group.

	Common Stock
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class
Richard J. Heckmann(3)(4)	17,713,236	16.27%
Chairman and Chief Executive Officer

Charles Gordon(5)	500,000	* %
President and Chief Operating Officer

Lou Holtz(6)	1,396,464	*
Director

Edward A. Barkett	40,000	*
Director

J. Danforth Quayle(7)(8)	708,232	*
Director

Andrew D. Seidel(9)	67,000	*
Director

Alfred E. Osborne, Jr.(7)(10)	710,232	*
Director

Kevin L. Spence	0	*
Director

Robert B. Simonds, Jr. (11)	600,000	*
Vice-Chairman

Brian R. Anderson(12)	380,000	*
Vice President, Chief Financial Officer and Treasurer

Damian C. Georgino(13)	150,000	*
Executive Vice President, Corporate Development and Chief Legal Officer

Executive officers, directors and director-nominees as a group	22,315,164	20.49%

FMR LLC(14) 82 Devonshire Street Boston, Massachusetts 02109	16,334,470	15.0%

Highbridge International LLC(15) The Cayman Corporate Centre 4th Floor 27 Hospital Road Grand Cayman E9 00000	5,402,710	4.7%

Remy Trafelet(16) 590 Madison Avenue 39th Floor New York, NY 10022	6,160,918	5.5%

BlackRock, Inc.(17) 40 East 52nd Street New York, NY 10022	11,536,852	10.59%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address for each director, director-nominee and officer is c/o Heckmann Corporation, 75080 Frank Sinatra Dr., Palm Desert, California 92211. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The information in this table is based on statements in filings with the SEC, or other reliable information available to the Company.

(2)	Beneficial ownership of shares and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned by an individual or entity and the percentage ownership of that individual or entity, shares underlying options or warrants held by that individual or entity that are either currently exercisable or exercisable within 60 days from March 10 2011 are deemed outstanding. For each individual and group, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 114,180,184 shares of common stock outstanding on March 10, 2011 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after March 10, 2011. No shares of common stock held by a director, director nominee or officer has been pledged as security. The Company is not aware of any arrangements or pledge of common stock that could result in a change of control of the Company.

(3)	Based solely on information contained in the Schedule 13G/A filed with the SEC on February 16, 2011, Mr. Heckmann beneficially owns 17,713,236 shares of common stock as follows: (i) Mr. Heckmann holds of record 250,000 shares of common stock and 5,000,000 sponsor warrants, which are currently exercisable, (ii) Mr. Heckmann is deemed to be the indirect owner of 99,500 shares of common stock that are held of record by Mr. Heckmann’s spouse, Wendy Hope Heckmann, (iii) Mr. Heckmann is deemed to be the indirect owner of 9,000 shares of common stock that are held of record by two of his children, each of whom resides with Mr. Heckmann, (iv) Mr. Heckmann indirectly owns 12,354,736 shares of common stock that are held of record by Heckmann Acquisition, LLC, a Delaware limited liability company, of which Heckmann Enterprises, Inc., a California corporation, is the sole member; Mr. Heckmann is sole shareholder of Heckmann Enterprises, Inc. Mr. Heckmann disclaims beneficial ownership of (i) 99,500 shares of common stock gifted to and held of record by his spouse, Wendy Hope Heckmann, and (ii) 9,000 shares of common stock gifted to and held of record by two children that reside with him. Mr. Heckmann has also given 342,500 shares of common stock to adult children that do not reside with him.

(4)	Includes 5,000,000 shares of common stock underlying warrants that are currently exercisable.

(5)	Includes 500,000 shares of employee stock options, with 183,333.33 shares vesting on October 7, 2011 and 183,333.33 shares vesting on completion of each additional full year of service thereafter.

(6)	Includes 1,188,232 shares of common stock underlying warrants that are currently exercisable.

(7)	Includes 500,000 shares of common stock underlying warrants that are currently exercisable.

(8)	Includes 94,116 shares of common stock underlying warrants and 94,116 shares that are held of record by the James D. Quayle 2000 Irrevocable Trust.

(9)	Includes 34,000 shares that are held of record by the Andrew D. Seidel Living Trust and 13,000 shares that have been placed in Mr. Seidel’s Individual Retirement Account.

(10)	Includes 94,116 shares of common stock underlying warrants and 96,116 shares that are held of record by the Alfred E. Osborne Jr. & Nancy Rahnasto Osborne Trust.

(11)	Includes 500,000 shares of employee stock options, with 183,333.33 shares vesting on October 7, 2011 and 183,333.33 shares vesting on completion of each additional full year of service thereafter.

(12)	Includes 135,000 shares of common stock options and 75,000 shares of common stock underlying warrants.

(13)	Includes 150,000 shares of employee stock options, with 50,000 shares vesting on December 3, 2011 and 4,166.667 shares vesting monthly thereafter over the succeeding 24-month period.

(14)	Based solely on the information contained in the Schedule 13G/A filed with the SEC on February 14, 2011 by FMR LLC, a parent holding company. FMR LLC has the sole power to vote or to direct the voting of 4,480,427 shares, and the sole power to dispose or to direct the disposition of 16,334,470 shares. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 11,235,983 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Fidelity Growth Strategies Fund owns 9,796,100 shares. Edward C. Johnson 3d (Chairman of FMR LLC) and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 11,235,983 shares owned by the Funds. Family members of Edward C. Johnson 3d are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Pyramis Global Advisors, LLC (“PGALLC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 147,870 shares as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 147,870 shares and sole power to vote or to direct the voting of 147,870 shares of Common Stock owned by the institutional accounts or funds advised by PGALLC as reported above. Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 4,950,617 shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 4,950,617 shares and sole power to vote or to direct the voting of 4,332,557 shares of Common Stock owned by the institutional accounts managed by PGATC as reported above.

(15)	Based solely on the information contained in the Schedule 13G/A filed with the SEC on February 10, 2010 by Highbridge International LLC, Highbridge Capital Management, LLC and Glenn Dubin. Highbridge International LLC beneficially owns warrants that are currently exercisable to purchase 5,200,000 shares of common stock and 202,710 shares of common stock, and each of Highbridge Capital Management, LLC and Glenn Dubin may be deemed the beneficial owner of the warrants and shares of common stock beneficially owned by Highbridge International LLC. Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC. Glenn Dubin is the chief executive officer of Highbridge Capital Management, LLC. Highbridge Capital Management, LLC and Glenn Dubin disclaim beneficial ownership of shares of common stock held by Highbridge International LLC.

(16)

Based solely on the information contained in the Schedule 13G/A filed with the SEC on February 13, 2009 by Remy Trafelet, Trafelet Capital Management, L.P. and Trafelet & Company, LLC. Includes 2,516,418 shares of common stock and 3,644,500 shares of common stock issuable upon exercise of warrants held in the aggregate by several private investment funds for which Trafelet Capital Management, L.P. serves as the investment manager. Trafelet & Company, LLC serves as the general partner of Trafelet Capital

Management, L.P. and Remy Trafelet serves as managing member of Trafelet & Company, LLC. Each of Mr. Trafelet, Trafelet Capital Management, L.P. and Trafelet & Company, LLC disclaims beneficial ownership of the these securities except to the extent of its or his pecuniary interest therein.

(17)	Based solely on information contained in the Schedule 13G/A filed with the SEC on January 10, 2011 by BlackRock, Inc., which indicates that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares of common stock. No one person’s interest is more than 5% of the total outstanding common shares.

EQUITY COMPENSATION PLAN INFORMATION

The Company currently maintains the 2009 Equity Incentive Plan, which has previously been approved by the Company’s stockholders. For the 2009 Equity Incentive Plan, the following table sets forth the number of shares of common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2010.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	1,685,000	$3.96	2,438,393	(1)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,685,000	$3.96	2,438,393

(1)	In accordance with the terms of the 2009 Equity Incentive Plan, these shares are available for grants of stock options, restricted stock awards and the other types of incentive awards that may be granted under the 2009 Equity Incentive Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than ten percent stockholders also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Other than as discussed below, we believe that all Section 16(a) filing requirements were met during the fiscal year ended December 31, 2010. The following is the number of late reports filed since the beginning of the fiscal year ended December 31, 2010, under Section 16(a) and the number of transactions reflected therein as not reported on a timely basis during such fiscal year or prior fiscal years by such executive officers and directors:

•	Mr. Holtz filed two late reports which covered one transaction with a net increase of 20,000 shares;

•	Mr. Georgino filed one late report which covered one transaction of employee stock options with a net increase of 150,000 employee stock options;

•	Mr. Barkett filed one late report which covered one transaction with a net increase of 20,000 shares;

•	Mr. Osborne filed one late report which covered one transaction with a net increase of 20,000 shares;

•	Mr. Quayle filed one late report which covered one transaction with a net increase of 20,000 shares;

•	Mr. Seidel filed one late report which covered one transaction with a net increase of 20,000 shares;

•	Mr. Simonds filed one late report which covered one transaction with a net increase of 20,000 shares;

•	Mr. Heckmann filed one late report which covered eleven transactions with a net decrease of 177,000 shares;

•	Mr. Spence filed a Form 3 late which covered no transactions; and

•	Mr. Gordon filed two late reports, including one Form 3, which covered one transaction of employee stock options with a net increase of 500,000 employee stock options.

STOCKHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

Pursuant to Rule 14a-8 promulgated under the Exchange Act, proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2012 annual meeting of stockholders must be received at our principal executive offices not later than December 5, 2011, which is 120 days prior to the first anniversary of the mailing date of this proxy statement. Any proposal must comply with the requirements as to form and substance established by the SEC for such proposal to be included in our proxy statement.

If a stockholder wishes to present a proposal, which proposal is not intended to be included in our proxy statement and such proposal is brought before the 2012 annual meeting, then under the SEC’s proxy rules if we did not have notice of such proposal before February 19, 2012, which is 45 days prior to the first anniversary of the mailing date of this proxy statement, the proxies solicited by management with respect to the 2012 annual meeting will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

In addition to the SEC’s proxy rules, our Amended Bylaws, which will become effective on May 17, 2011, provide certain requirements that must be met for business to be properly brought before an annual meeting of stockholders. Pursuant to our Amended Bylaws, only business brought before the 2012 annual meeting in accordance with the following procedures may be transacted. Business may be brought before an annual meeting of stockholders only (1) if specified in the notice of meeting by or at the direction of the Board or (2) by a stockholder who is a stockholder of record at the time of the giving of the required notice described below, who is entitled to vote at the meeting, and who complies with the following notice procedures. For business to be brought properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice of such business in proper written form to our Corporate Secretary.

Our Amended Bylaws provide that to be timely, a stockholder’s notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 30 days prior to or more than 60 days after the anniversary of the prior year’s annual meeting, notice by a stockholder for the current year’s annual meeting must be delivered (A) not earlier than the close of business on the 120th calendar day prior to such annual meeting nor (B) later than the close of business on the 10th calendar day following the earlier of (1) the day on which notice of the meeting was mailed or (2) the day on which we first publicly announce the date of such meeting.

To be in proper written form, our Amended Bylaws provide that a stockholder’s notice to the Corporate Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) with respect to the proposal, (iv) any derivative positions with respect to shares of the Company’s capital stock held or beneficially held by or on behalf of such stockholder, the extent to which any hedging or other transaction or series of transactions has been entered into with respect to shares of the Company’s capital stock by or on behalf of such stockholder, and the extent to which any other agreement or understanding has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder with respect to shares of the Company’s capital stock, (v) a representation that such stockholder is a holder of record entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business at the annual meeting, (vi) a representation whether the stockholder intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal, and (vii) any other information relating to such stockholder required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

In addition, the stockholder’s notice to our Corporate Secretary with respect to any other business (other than the nomination of persons for the election of directors) must set forth (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), (iii) the reasons for conducting such business at the annual meeting, and (iv) any material interest in such business of such stockholder.

Stockholders should submit their proposals to Heckmann Corporation, 75080 Frank Sinatra Drive Palm Desert, California 92211, Attention: Corporate Secretary.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding the Company’s common stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, annual report, or proxy statement mailed to you, please submit a request to Heckmann Corporation, 75080 Frank Sinatra Drive, Palm Desert, California 92211, Attention: Investor Relations or contact the Company at (760) 341-3606, and we will promptly send you what you have requested without charge. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you. You can also contact our Investor Relations department at the phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

OTHER MATTERS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxies will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. Discretionary authority for them to do so is contained in the proxy.

Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting, may request reasonable assistance or accommodation from the Company by contacting the Company by mail at 75080 Frank Sinatra Drive, Palm Desert, California 92211, or by phone at (760) 341-3606. To provide the Company sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by April 30, 2011.

Whether you intend to be attend the live webcast of the Annual Meeting or not, we urge you to return your signed proxy promptly.

By Order of the Board of Directors,

Damian C. Georgino

Executive Vice President, Corporate Development and Chief Legal Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

M33866-P11224

ANNUAL MEETING OF STOCKHOLDERS

HECKMANN CORPORATION

May 16, 2011 at 1:00 p.m. PDT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HECKMANN CORPORATION.

The undersigned, having read the Notice of Annual Meeting of Stockholders and the Proxy Statement dated April 4, 2011, receipt of which are hereby acknowledged, hereby appoint(s) Richard J. Heckmann and Damian C. Georgino, or either of them, with full power and authority to act without the other and with full power of substitution, as proxies to represent and vote, as directed herein, all shares the undersigned is entitled to vote at the annual meeting of stockholders of Heckmann Corporation to be held via the Internet at www.virtualshareholdermeeting.com/heckmann, on May 16, 2011 at 1:00 p.m. local time, and at all continuations, adjournments or postponements thereof. You are encouraged to specify your choice by marking the appropriate box. Please complete your voting selection, date, sign and mail your proxy card in the envelope provided as soon as possible. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director’s recommendations.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

HECKMANN CORPORATION 75080 FRANK SINATRA DRIVE PALM DESERT, CA 92211

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/heckmann

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M33865-P11224 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

HECKMANN CORPORATION For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Heckmann Corporation Board of Directors number(s) of the nominee(s) on the line below. unanimously recommends a vote FOR:

1. The election of three Class I directors for a three-year term.

NOMINEES:

01) Edward A. Barkett 02) Lou Holtz 03) Robert B. Simonds, Jr.

For Against Abstain

2. Ratification of the appointment of GHP Horwath, P.C. as independent registered public accounting firm for the fiscal year ending December 31, 2011.

3. The advisory vote on the Company’s executive compensation.

The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 Year 2 Years 3 Years Abstain

4. The advisory vote on the frequency of stockholder advisory votes on executive compensation.

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF, INCLUDING, IF SUBMITTED TO A VOTE OF THE STOCKHOLDERS, A MOTION TO ADJOURN THE ANNUAL MEETING TO ANOTHER TIME OR PLACE FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES.

To change the address on your account, please check the box at right and indicate your new address in the address space on the reverse side. Please note that changes to the registered name(s) on the account may not be submitted via this method. Please check the box at the right to indicate if you plan to attend this meeting.

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Note: Please sign exactly as your name or names appears on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date